EXHIBIT 99.1

STRATA Skin Sciences, Inc. Receives Forgivable Loan Under the Paycheck Protection Program
$2.0 million forgivable loan received
Provides further business update - Initiating the Patient Outreach Program

Horsham, PA, April 27, 2020 — STRATA Skin Sciences, Inc. (NASDAQ: SSKN) (“STRATA” or the “Company”), a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions, today announced it received a loan of approximately $2.0 million (the “PPP loan”) from Republic Bank, as lender, pursuant to the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (the “CARES Act”) on April 22, 2020.  The PPP loan matures on May 1, 2022 and bears an interest rate of 1.0% per annum.  Payments of principal and interest of any unforgiven balance commence December 1, 2020.

All or a portion of the PPP loan may be forgiven by the lender upon application by STRATA beginning 60 days but not later than 120 days after loan approval and upon documentation of expenditures in accordance with the requirements set forth by the Small Business Administration (the “SBA”) pursuant to the CARES Act. Under the CARES Act, loan forgiveness is available for the sum of documented payroll costs, covered rent payments, covered mortgage interest and covered utilities during the eight week period beginning on the date of disbursement of proceeds from the PPP loan.  For purposes of the CARES Act, payroll costs exclude compensation of an individual employee in excess of $100,000, prorated annually. Not more than 25% of the forgiven amount may be for non-payroll costs. Forgiveness is reduced if full-time headcount declines, or if salaries and wages for employees with salaries of $100,000 or less annually are reduced by more than 25%. In the event the PPP loan, or any portion thereof, is forgiven pursuant to the PPP, the amount forgiven is applied to outstanding principal.

It should be noted the SBA has recently issued the interim final regulations in light of certain companies receiving PPP loans as it pertains to “Do businesses owned by large companies with adequate sources of liquidity to support the business’s ongoing operations qualify for a PPP loan?” STRATA is not owned by a large company, and while public, does not have a substantial market value nor have substantial access to the capital markets; based on its financial position, STRATA believes that it qualifies for funding of a PPP loan.

Additionally, Dr. Rafaeli announced that in further efforts to conserve the Company’s cash resources, the STRATA management team has deferred the payment of their 2019 fiscal year bonuses of $333 thousand and the Board of Directors has deferred all second quarter board fees of $62 thousand.

As individual states across the United States begin announcing their steps of returning to normal business activities, the Company is executing on its Patient Outreach Program, in which STRATA provides a unique advantage to its partner clinics, to quickly rebuild their patient referrals by reengaging patients that were either in treatment or about to enter into treatments before the lockdown.  The Company, as part of its service to its partners, and using its in-house call-center and reimbursement teams will perform outreach services on behalf of these clinics to their patients to bring them back into treatment. At this time, the Company has held multiple webinars on this Program with over 200 attendees.

With a number of states updating their guidelines related to the timing of allowing elective procedures at health clinics, including dermatologists’ offices, we have already reached out to 357 clinics in 18 states offering to assist these partners in their plans to open and reengage with their patients.

In maintaining CDC and state guidelines, the individual clinics will need to closely monitor the safety of their patients and staff; commenting on his own re-opening plans, Dr. Barry Goldman, a board-certified dermatologist in New York City, stated, “I do not have to worry about the lack of data associated with COVID-19 and other modalities that can potentially cause immunosuppression when I’m providing XTRAC therapy. The XTRAC is a very safe and effective treatment for psoriasis and vitiligo. Strata Skin Sciences provides excellent support to help drive utilization of the device.”

Dr. Dolev Rafaeli, the Company’s President and CEO, stated, “As a small publicly traded company, the stimulus from the Federal government which we have received, will assist the Company and our employees in these unprecedented times. The additional liquidity helps us launch our Patient Outreach Program. The program is an affirmation of our Company and the resiliency of our unique business model where we can leverage our unique resources, systems, and relationships with patients and our partner clinics to assist in getting back to the business of treating patients.”

About STRATA Skin Sciences, Inc. (www.strataskinsciences.com)

STRATA Skin Sciences is a medical technology company in Dermatology and Plastic Surgery dedicated to developing, commercializing and marketing innovative products for the treatment of dermatologic conditions. Its products include the XTRAC ® excimer laser and VTRAC ® lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions.

The Company’s proprietary XTRAC® excimer laser delivers a highly targeted therapeutic beam of UVB light to treat psoriasis, vitiligo, eczema, atopic dermatitis and leukoderma, diseases which impact over 35 million patients in the United States alone. The technology is covered by multiple patents, including exclusive rights for patents for the delivery of treatment to vitiligo patients.

STRATA’s unique business model leverages targeted Direct to Consumer (DTC) advertising to generate awareness and utilizes its in-house call center and insurance advocacy teams to increase volume for the Company’s partner dermatology clinics.

The XTRAC business has used this proven DTC model to grow its domestic dermatology partner network to over 822 clinics, with a worldwide installed base of over 2,000 devices. The Company is able to offer 90% of DTC patients an introduction to physicians prescribing a reimbursable solution, using XTRAC, within a 10-mile radius of their house. The Company is a leader in dermatology in-clinic business generation for its partners.

Safe Harbor
This press release, and oral statements made regarding the subjects of this release contains "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995, or the Reform Act, which may include, but are not limited to, statements regarding the Company’s revenue growth estimates, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, including statements identified by words such as “believe,” “plan,” “seek,” “expect,” “intend,” “estimate,” “anticipate,” “will,” and similar expressions. All statements addressing the Company’s ability to generate the anticipated revenue stream, the Company’s ability to generate sufficient cash flow to fund the Company’s ongoing operations and research and development activities beginning at any time in the future; litigation and regulatory proceedings to which the Company might be subject; the Company’s ability to implement business strategies, including its acquisition, business development and comeback strategies; the Company’s acquisition and business development strategy may not be successful in locating advantageous targets; the Company’s ability to successfully integrate any assets, liabilities, customers, systems and management personnel it acquires into its operations and its ability to realize related revenue synergies, strategic gains and cost savings may be significantly harder to achieve, if at all, or may take longer to achieve; potential goodwill impairment charges, future impairment charges and fluctuations in the fair values of reporting units or of assets in the event projected financial results are not achieved within expected time frames; the Company’s debt and debt service requirements which may restrict its operational and financial flexibility, as well as imposing unfavorable interest and financing costs; the Company’s ability to maintain its existing credit facilities or obtain satisfactory new credit facilities; regulatory and political factors or conditions affecting the Company and/or the medical device industry in general; the public’s reaction to the Company’s advertisements and marketing campaigns, and the Company’s ability to build a leading franchise in dermatology and aesthetics, the impact of COVID-19 on the use of XTRAC or COVID-19’s impact on the dermatological segment, risks and uncertainties relating to the duration of the COVID-19 outbreak, and actions that may be taken by governmental authorities to contain the outbreak or to treat its impact, changes in regulations and oversight related to the PPP; and the Company’s ability to grow revenues and sustain that growth as well as statements expressing optimism or pessimism about future operating results are forward-looking statements within the meaning of the Reform Act. The forward-looking statements are based on management’s current views and assumptions regarding future events and operating performance, and are inherently subject to significant business, economic, and competitive uncertainties and contingencies and changes in circumstances, many of which are beyond the Company’s control. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake any obligation to update or revise these statements to reflect events or circumstances occurring after the date of this press release.

Although the Company does not make forward-looking statements unless it believes it has a reasonable basis for doing so, the Company cannot guarantee their accuracy. The foregoing factors, among others, could cause actual results to differ materially from those described in these forward-looking statements. For a list of other factors which could affect the Company’s results, including revenue growth estimates, see the Company’s filings with the Securities and Exchange Commission, including “Cautionary Note Regarding Forward-Looking Statements,” “Item 1A. Risk Factors,” and “Item 7. Management's Discussion and Analysis of Financial Condition and Results of Operations” set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019. No undue reliance should be placed on any forward-looking statements.

Investor Contacts:
Matthew Hill, Chief Financial Officer	Matthew Picciano, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3200	646-889-1200
ir@strataskin.com	mpicciano@lifesciadvisors.com